Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

          In connection with the Annual Report of China BAK Battery, Inc., a Nevada corporation (the “Company”), on Form 10-K for the year ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Yongbin Han, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Yongbin Han

Yongbin Han
Chief Financial Officer
December 8, 2006